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EXHIBIT (p)(9)



                             MCMORGAN & COMPANY LLC
                                 CODE OF ETHICS


      I. INTRODUCTION
         ------------
This Code of Ethics ("Code") has been issued by McMorgan & Company LLC ("McMorgan") in order to set forth guidelines and procedures that promote ethical practices and conduct by all Employees. All Employees are to read the Code, retain it for future reference and abide by its requirements. The Personal Investment Policy will provide each Employee and particularly each Access Person with specific guidance concerning personal security investments and the responsibilities associated with that activity.

            THIS CODE APPLIES TO ALL MCMORGAN EMPLOYEES. COPIES OF THIS CODE ARE DISTRIBUTED TO ALL MCMORGAN EMPLOYEES WHO MUST BE AWARE OF POTENTIAL CONFLICTS OF INTEREST AND GENERAL RULES OF ETHICAL CONDUCT WHICH GOVERN ALL ACTIVITY BY MCMORGAN AND ITS EMPLOYEES. McMorgan requires that all Access Persons observe the applicable standards of duty and care set forth herein. An Access Person may not evade the provisions of the Code by causing another person, including a friend, relative or other, to act or fail to act in a manner in which the Access Person is prohibited.

      PRIVACY STATEMENT
      -----------------
      McMorgan recognizes the sensitivity and personal nature of information collected under the Code, and the interests of Employees in maintaining their privacy regarding this information. McMorgan's compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for pre-clearance of transactions and other information filed by Employees under the Code will be treated as confidential, subject only to the review provided in the Code or forms thereunder and review by the Securities and Exchange Commission and other regulators.

      II. GENERAL POLICY
          --------------
It shall be a violation of this Code for any Employee of McMorgan, in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by any Client:

      A. to employ any device, scheme or artifice to defraud any Client for which the Company serves as an investment adviser or sub-adviser;

      B. to make to any Client any untrue statement of a material fact or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;


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      C. to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

      D. to engage in any manipulative practice with respect to the Client.

      III. DEFINITIONS
           -----------
      A. "Access Person" shall have the same meaning as set forth in Rule 17j-1 under the Investment Company Act and shall include:

      1. all officers(5) and directors of McMorgan;

      2. any Employee of McMorgan (or of any company controlling, controlled by or under common control with McMorgan) who, in connection with his or regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchase or sale; and

      3. any other natural person controlling, controlled by or under common control with McMorgan who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by that Client.

      B. "Affiliate" means any person directly or indirectly controlling, controlled by or under common control with such other group.

      C. "Beneficial Ownership" means, in general and subject to the specific provisions of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the security.

      1. "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

      2. "Indirect pecuniary interest" includes, but is not limited to: (a) securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

----------

(5) "Officer" for the purposes of the Code encompasses all McMorgan Employees with the title of Assistant Vice President or higher, the Secretary, Controller, and any other officer who performs policy-making functions.


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      D. "Business Unit" means a specific department operating as a separate unit of the Company.

      E. "Chief Compliance Officer" or "CCO" means McMorgan's Chief Compliance Officer.

      F. "Assistant Compliance Officer" or "ACO" means any assistant to the Chief Compliance Officer designated by the CCO.

      G. "Client" means any client of McMorgan, including a registered investment company (mutual fund) or other person or entity.

      H. "Code" means this Code of Ethics.

      I. "Company" means McMorgan & Company LLC.

      J. "Covered Security" means any security, except (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end mutual funds.

      K. "Employee" means any person employed by McMorgan or any person who for value received provides services to or on behalf of the Company, including, but not limited to, consultants and temporary employees, and any person who is an Access Person of the Company as defined in Section III.A. of the Code.

      L. "Employment Date" means, for any Access Person, the date on which the Employee commenced working for the Company.

      M. "Front Running" means the buying or selling of a security by a person, with the intent of taking advantage of the market impact of a client's transaction in the underlying security by or on behalf of the Client.

      N. "Immediate family" means an individual's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and should include adoptive relationships. For purposes of determining whether an Access Person has an "indirect pecuniary interest" in securities, only ownership by "immediate family" members sharing the same household as the Access Person will be presumed to be an "indirect pecuniary interest" of the Access Person, absent special circumstances. (See, Section III.C.2.).

      O. "Independent Directors" means directors that (1) would not be deemed interested persons, as defined in Section 2(a)(19)(B) of the Investment Company Act, of McMorgan or any Affiliate other than that they are directors of McMorgan or knowingly have any direct or indirect beneficial interest in securities issued by McMorgan, and (2) have no involvement with the day-to-day operations of McMorgan or any Client of McMorgan.


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      P. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Q. "Insider Trading" means the purchase or sale of securities of a public company while in possession of material, non-public information or communicating such information to others.

      R. "Investment Company Act" means the Investment Company Act of 1940, as amended.

      S. "Investment Club" means a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

      T. "Pending Buy or Sell Order" means both an order placed with a broker to buy or sell a security or an internal decision by a Company Employee to buy or sell a security.

      U. "Personal Investment Policy" or "Policy" means the Company Personal Investment Policy attached to and incorporated into the Code.

      V. "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 thereunder.

      W. "Restricted List" means that listing of securities maintained by the CCO in which trading by Employees is generally prohibited.

      X. "Registered Representative" means an Employee who is registered as such with a member firm of the National Association of Securities Dealers Regulation, Inc.

      Y. "Scalping" means buying and selling a security on the same day as a Client and includes, among other transactions, the buying of a security when a client is selling that security, or selling a security when a Client is buying that security, with the intention of taking advantage of the market impact of the Client's trades.

      IV. GUIDELINES AND PROCEDURES
          -------------------------
As a fundamental requirement, McMorgan demands the highest standards of ethical conduct on the part of all its Employees. All Employees must abide by this basic standard and never take inappropriate advantage of their position with the Company.


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      A. Conflicts of Interest
         ---------------------
Each Employee is under a duty to exercise his or her authority and responsibility for the primary benefit of McMorgan and its Clients and may not have outside interests that conflict with the interests of the Company or its Clients. Each person must avoid any circumstance which might adversely affect or appear to affect McMorgan, its Clients or his or her duty of complete loyalty to McMorgan in the discharge of his or her responsibilities. This duty includes the protection of Client and Company information and McMorgan's reputation for trustworthy financial service.

      B. Duty to Disclose Conflicts
         --------------------------
As part of this ongoing responsibility, each Employee has the duty to disclose to McMorgan any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with McMorgan or its Affiliates and that does business with McMorgan or that otherwise presents a possible conflicts of interest as described in
Section IV. Disclosure should be timely so that McMorgan may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that McMorgan has or may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest. Therefore, the following procedures set forth in IV.C. through IV.G. have been adopted and approved by McMorgan.

      C. Board Membership
         ----------------
Except as described in Section IV.E. hereof, it is considered generally incompatible with the duties of Access Persons of McMorgan (other than an Independent Director of McMorgan) for that Access Person to assume the position of director of a corporation not affiliated with the Company. A report should be made by an Access Person to the CCO and the Employee's supervisor of any invitation to serve as a director of a publicly-held corporation that is not an Affiliate and the person must receive the approval of their supervisor and the CCO prior to accepting any such directorship. In the event that approval is given, the CCO shall immediately determine whether the corporation in question is to be placed on the Company's Restricted List.

      D. Permissible Outside Activities
         ------------------------------
Access Persons who are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so. Similar positions with public companies may interfere with the Company's advisory activities. Consequently, it is not expected that such positions will be assumed absent unusual circumstances that will benefit Clients. In the event that such unusual circumstances are present, the department head and the CCO shall collectively decide whether the assumption of the position is in the best interest of the Company's clients.


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      E. Doing Business with the Company

Except as approved by the CCO, Employees may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving McMorgan, subject to such exceptions as are specifically permitted under law.

      F. Annual Conflicts Questionnaire

Once a year, a "Questionnaire on Conflicts of Interest," which is attached as Exhibit B hereto, shall be distributed to each Access Person for completion and filing with the CCO or his designee. Each Access Person shall promptly supplement the annual questionnaire as necessary to reflect any material change between annual filings.

      G. Gifts and Entertainment

Employees are subject to the McMorgan Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts/entertainment to or from third parties that do business with McMorgan. Employees who are Registered Representatives are also subject to limitations on giving or receiving gifts that are imposed by the Rules of Conduct of the National Association of Securities Dealers.

      V. THE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT - FOR FINANCIAL ANALYSTS

All members of the Association for Investment Management and Research ("AIMR") and the holders of and candidates for the Chartered Financial Analyst designation are also obligated to conduct their activities in accordance with the AIMR Code of Ethics and Standards of Professional Conduct ("Standards") which is attached as Exhibit A hereto.

      VI. INSIDE INFORMATION

Employees may not trade on inside information (i.e., material and non-public information(2)) or communicate such information to others. Penalties for trading on inside information or communicating such information to others are severe and may include civil injunctions, treble damages, disgorgement of profits and jail sentences.

An Employee who believes that he or she is in possession of inside information should contact the CCO immediately. After reviewing the issue, the CCO will advise the Access Person Employee as to whether he or she may trade on or communicate the information to others. In

----------

(2) Material information generally is that which a reasonable investor would consider significant in making an investment decision. Non-public information generally is information about a company, either positive or negative, that would have a material effect on the stock price of that company once released to the public.


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addition, an Employee who believes that he or she is in possession of inside information should take appropriate steps to secure such information. For example, files containing inside information should be sealed and access to computer files containing inside information should be restricted.

      VII. MUTUAL FUND CODE OF ETHICS

Although McMorgan Employees must expressly comply with the terms of this Code, the Company, as an investment adviser to mutual funds, and certain of its Employees (i.e., directors, officers, portfolio managers, analysts, traders, etc.) may owe a specific duty of care to each mutual fund Client based on the Employee's status as an Access Person of that mutual fund. McMorgan's CCO has reviewed the requirements of Rule 17j-1 of the Investment Company Act and has determined that an Access Person's compliance with the Company's Code will satisfy not only that Rule's requirements, but the substantive Code of Ethics requirements of every mutual fund that the Company presently advises or sub-advises.

      VIII. ACKNOWLEDGMENT

Each Employee must certify at the time of becoming an Employee and annually thereafter, in substantially the form of Exhibit C hereto, that he or she has read and understood, and is subject to and has complied with, the Code to the extent applicable. Access Persons must comply with the Personal Investment Policy attached as Appendix A.

      IX. SANCTIONS

Compliance by McMorgan Employees with the provisions of the Code is required. Employees should be aware that in response to any violation, the Company shall take whatever action is deemed necessary under the circumstances including, but without limitation, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to Client accounts, fines, disgorgement of profits, employee suspension or termination.

      X. RECORD-KEEPING

      A. The CCO and his designee, defined for this purpose as an ACO, must maintain all records relating to compliance with the Code, such as pre-clearance requests, exception reports, other internal memoranda relating to non-compliant transactions, and pre-clearance records, for a period of seven years.

      B. Upon request by the CCO, each ACO will provide the CCO access to the ACO's Code records.

      XI. EXCEPTIONS

The CCO may grant written exceptions to provisions of the Code in circumstances which present special circumstances. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards


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designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1. Any exception granted shall be reported to the Company Board at the next regularly scheduled meeting of the Directors. To the extent any such exception relates to an Employee who is an Access Person of a mutual fund Client, such exception shall be reported to the Board of such mutual fund Client at the next regularly scheduled meeting of the mutual fund's Board.

      XII. REVIEW BY THE CCO

The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Company's Board. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits. The CCO will provide this report to the Board of each mutual fund Client at its next regularly scheduled Board meeting, unless more immediate reporting is appropriate.


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                                    EXHIBIT A

                        AIMR CODE OF ETHICS AND STANDARDS
                             OF PROFESSIONAL CONDUCT



            THE CODE OF ETHICS (FULL TEXT)

            As amended and restated May, 1999.

Members of the Association for Investment Management and Research shall:

      1. Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.

      2. Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.

      3. Strive to maintain and improve their competence and the competence of others in the profession.

      4. Use reasonable care and exercise independent professional judgment.

            THE STANDARDS OF PROFESSIONAL CONDUCT

All members of the Association for Investment Management and Research and the holders of and candidates for the Chartered Financial Analyst designation are obligated to conduct their activities in accordance with the following Code of Ethics. Disciplinary sanctions may be imposed for violations of the Code and Standards.

      -     Fundamental Responsibilities

      -     Relationships with and Responsibilities to a Profession

      -     Relationships with and Responsibilities to an Employer

      -     Relationships with and Responsibilities to Clients and Prospects

      -     Relationships with and Responsibilities to the Public

      -     Standards of Practice Handbook

            STANDARD I: FUNDAMENTAL RESPONSIBILITIES

            Members shall:


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      A.    Maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

      B. Not knowingly participate in or assist any violation of such laws, rules, or regulations.

            STANDARD II: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE
PROFESSION

            A. USE OF PROFESSIONAL DESIGNATION.

      1. AIMR members may reference their membership only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

      2. Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

      3. Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

            B. PROFESSIONAL MISCONDUCT.

      1. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

      2. Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use the CFA designation.

            C. PROHIBITION AGAINST PLAGIARISM.

Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

            STANDARD III: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE
EMPLOYER


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            A. OBLIGATION TO INFORM EMPLOYER OF CODE AND STANDARDS. Members
shall:

      1. Inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

      2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

            B. DUTY TO EMPLOYER. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

            C. DISCLOSURE OF CONFLICTS TO EMPLOYER. Members shall:

      1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

      2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

            D. DISCLOSURE OF ADDITIONAL COMPENSATION ARRANGEMENTS. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

            E. RESPONSIBILITIES OF SUPERVISORS. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures to detect and prevent such violations.

            STANDARD IV: RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS AND PROSPECTS

            A. INVESTMENT PROCESS.

            A.1 REASONABLE BASIS AND REPRESENTATIONS. Members shall:

      a. Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.


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      b.    Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

      c. Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.

      d. Maintain appropriate records to support the reasonableness of such recommendations or actions.


            A.2 RESEARCH REPORTS. MEMBERS SHALL:

      a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

      b.    Distinguish between facts and opinions in research reports.

      c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

            A.3 INDEPENDENCE AND OBJECTIVITY. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

            B. INTERACTIONS WITH CLIENTS AND PROSPECTS.

            B.1 FIDUCIARY DUTIES. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

            B.2 PORTFOLIO INVESTMENT RECOMMENDATIONS AND ACTIONS. Members shall:

      a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

      b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the


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            recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

      c. Distinguish between facts and opinions in the presentation of investment recommendations.

      d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

            B.3 FAIR DEALING. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

            B.4 PRIORITY OF TRANSACTIONS. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on their recommendations before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

      a.    a direct or indirect pecuniary interest in the securities;

      b. the power to vote or direct the voting of the shares of the securities or investments;

      c. the power to dispose or direct the disposition of the security or investment.

            B.5 PRESERVATION OF CONFIDENTIALITY. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless a member receives information concerning illegal activities on the part of the client, prospect, or employer.

            B.6 PROHIBITION AGAINST MISREPRESENTATION. Members shall not make any statements, orally or in writing, that misrepresent

      a.    the services that they or their firms are capable of performing;

      b.    their qualifications or the qualifications of their firm;

      c.    the member's academic or professional credentials.

Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.


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            B.7 DISCLOSURE OF CONFLICTS TO CLIENTS AND PROSPECTS. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the members' ability to make unbiased and objective recommendations.

            B.8 DISCLOSURE OF REFERRAL FEES. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

            STANDARD V: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PUBLIC

            A. PROHIBITION AGAINST USE OF MATERIAL NONPUBLIC INFORMATION. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

            B. PERFORMANCE PRESENTATION.

      1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

      2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.

            STANDARDS OF PRACTICE HANDBOOK

Experience has shown that the working investment professional can best understand and apply AIMR's Code of Ethics and Standards of Professional Conduct if they are accompanied by practical illustrations describing application of individual standards. The Standards of Practice Handbook was developed with this type of illustration in mind. The Eighth Edition of the Standards of Practice Handbook contains detailed analysis of the Standards, as well as three topical studies on fiduciary duty, insider trading, and personal investing. The 8th edition of the Handbook can be obtained from PBD. To order your copy for $35, call PBD at 800-789-AIMR (outside the U.S., call 770-442-8633, ext. 298), fax your order to 770-442-9742, or e-mail your order to aimrpubs@pbd.com.


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                                    EXHIBIT B

                      MCMORGAN & COMPANY LLC CODE OF ETHICS

                     QUESTIONNAIRE ON CONFLICTS OF INTEREST



1. Please list any officership, directorship, trusteeship or material employment which you (or any dependent relative) hold in any publicly-held corporations or companies or in any affiliates of McMorgan & Company LLC. If you do not have any, please insert "NONE" below.

2. (a) Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit which you know is a supplier of or soliciting orders for sales or services to the Company or its affiliates. If you do not have any, please insert "NONE" below.

      (b) Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit which you know is doing business with the Company or its affiliates, other than suppliers referred to above. If you do not have any, please insert "NONE" below.

3. Please list the names (not amount of the holdings) of any corporations or business units in which you (or any dependent relative) have a substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) and in which, to your knowledge, the Company or its affiliates or clients has an investment. If you do not have any, please insert "NONE" below.

4. Please list the names of any corporations or business units in the following categories in which you (or any dependent relative) may have any interest or financial holding. (The amount of holding or the number of shares of stock need not be listed.) If you do not have any, please insert "NONE" below.

      (a) Any investment advisor, investment banking firm, brokerage firm or other business unit other than affiliates. (Do not include brokerage or similar accounts or investments in mutual funds.)

      (b) Any company, other than affiliates, whose principal business is the issuance and sale of life insurance, annuities or accident and health insurance policies, or the provision of financial or health services or products (including any life insurance or health insurance agency, brokerage or insurance consultant firm). Do not include interests in policies, annuities or health insurance contracts.

      (c) Any mortgage loan correspondent of any affiliate or any other concern engaged primarily in the business of buying, selling or servicing real estate mortgages. Do not include mortgages upon property owned by you, or personal investments in real estate investment trusts.

6. Please list (i) the names of any business firms in which you (or any dependent relative) have an interest or financial holding and which have property which to your knowledge is subject, in whole or in part, to a real estate mortgage held by the Company, its affiliates or the Company's employees, officers or members of its board of directors and (ii) any of your (or your dependent relative's) financial liabilities, including with respect to real estate to the Company, its affiliates or the Company's employees, officers or members of its board of directors. If you do not have any, please insert "NONE" below.

7. Please list or summarize any financial interest you (or any dependent relative), have which, in your opinion, affects or might appear to affect adversely the discharge of your duties and responsibilities to the Company. If you do not have any, please insert "NONE" below.

            If a material change occurs in any matters reported in this Questionnaire or new circumstances are discovered evidencing any conflict of interests or other deviations from the Company's Code of Ethics, the undersigned hereby undertakes promptly to file with the CCO an appropriate amendment or supplement to this Questionnaire until it is superseded by the next completed Annual Questionnaire.




      Date:
           -------------------------        ------------------------------------
                                                       (Signature)


                                            ------------------------------------
                                                          (Name)


                                            ------------------------------------
                                                          (Title)



            If any of the spaces allocated above are insufficient, please attach a complete list following this signature page.

                                    EXHIBIT C

                      MCMORGAN & COMPANY LLC CODE OF ETHICS

                 INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE


[ ] I hereby certify that I have received the McMorgan & Company LLC Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, and the McMorgan & Company LLC Personal Investment Policy and that I have read and understood the Code and the Policy. I further certify that I will comply and, if this is other than an initial certification, have complied with each of the Code's and Policy's provisions to which I am subject.



                                        ----------------------------------------
                                                       (Signature)



                                        Name:
                                             -----------------------------------

                                        Title/Department:
                                                         -----------------------

                                        Date:
                                             -----------------------------------


Received By (Name/Title):
                         ------------------------------

Signature:
          ---------------------------------------------

Date:
     --------------------------------------------------

                                                                      APPENDIX A


                             MCMORGAN & COMPANY LLC
                           PERSONAL INVESTMENT POLICY


            VI. IN GENERAL

McMorgan & Company LLC ("McMorgan" or the "Company") owes an undivided duty of loyalty to its Clients. McMorgan also recognizes the need to permit its Employees reasonable freedom with respect to their personal investment activities. It is important to balance these competing interests in an appropriate way that (a) acknowledges the possibility of conflict between these goals and (b) sets forth standards to assure that the primary duty of loyalty to its Clients is fulfilled.

The McMorgan Personal Investment Policy (the "Policy") is part of and incorporated into the Company's Code of Ethics. Together with the Code, it supersedes and replaces in full any earlier policies on the subjects regulated.

The Policy has been implemented by McMorgan notwithstanding its belief that securities purchased or sold for Clients ordinarily trade in a sufficiently broad market to permit transactions by Employees for their for personal accounts without any appreciable impact on the market for such securities and thus no negative impact to our Clients.

      THIS POLICY APPLIES TO ALL MCMORGAN EMPLOYEES. SHOULD YOU HAVE A QUESTION AS TO YOUR STATUS UNDER THE CODE OR THIS POLICY, CONTACT THE CCO IMMEDIATELY.

      Any questions which arise relating to the Policy should be referred to the CCO or ACOs. If necessary, any final determination of the administration of this policy will be made by McMorgan's Chairman or President in consultation with the CCO.

      XIII. PRE-CLEARANCE

      A. Pre-Clearance Generally

To help prevent Front Running, Scalping, Fraud and other trading abuses and actual or potential conflicts or interest, no Access Person of McMorgan (or account in which an Access Person has any direct or indirect Beneficial Ownership interest) may purchase or sell, directly or indirectly, Covered Securities without prior approval of the CCO or ACO (except pursuant to the exceptions in Section II.B. below). Accordingly, each Access Person shall file with the CCO or ACO (in writing), a request in substantially the form of Exhibit D hereto a ("Request Form") before completing any transaction in Covered Securities in which the Access Person has a Beneficial Ownership interest. The final determination shall be noted by the CCO or ACO on the Request Form and dated and communicated to the Access Person who submitted the request. The authorization provided by the CCO or ACO is effective, unless revoked, for the calendar day it was submitted and ultimately approved. If the Covered Securities transaction is not executed that day, a new authorization must be obtained

      B. Exceptions to Pre-Clearance Requirements

            1. Pre-clearance is not required with respect to any transaction:

                  (a) effected in any account which is managed on a
            discretionary basis by a person other than such Access Persons and with respect to which such Access Person does not, in fact, influence or control such transactions and documentation describing that relationship has been submitted to and approved by the CCO;

                  (b) by McMorgan Independent Directors who do not have access to information about McMorgan's purchases and sales of securities;

                  (c) by officers or employees of the New York Life Insurance
            Company or NYLIM who are directors of McMorgan, who do not have access to information about McMorgan's purchases and sales of securities;

                  (d) automatic purchases under dividend reinvestment or
            employee stock option plans and sales pursuant to regulated tender offers; or

                  (e) in securities that are not Covered Securities, that is:

                        (i) bankers' acceptances, bank certificates of deposit,
                  commercial paper and high quality short-term investments, including repurchase agreements;

                        (ii) shares issued by registered open-end mutual funds;
                  and

                        (iii) direct obligations of the government of the United
                  States.

                  (f) securities representing shares of a broad-based market index or stock baskets ("Exempt Securities").


            2. The exceptions in II.B.1. do not apply to transactions that are covered by Sections III.C. (initial public offerings) and III.D. (private placements), below.

      XIV. OTHER RESTRICTIONS

      A. Trading/Black-Out Periods

      No Access Persons may acquire or dispose of beneficial ownership in Covered Securities (other than Exempt Securities) that McMorgan is purchasing or selling for any Client or proposes to purchase or sell for any Client where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the Client;

The following rules are designed to implement the preceding paragraph and to minimize the possibility of conflicts of interest and the appearance of conflicts of interest:

      1. No Access Person may acquire or dispose of beneficial ownership in a Covered Security (other than an Exempt Security) (i) on a day when there is a Pending Buy or Sell Order for a Client of McMorgan until such order is executed or withdrawn, or (ii) if any purchase or sale of such securities has been made for a McMorgan Client account in the prior seven calendar days or can reasonably be anticipated for a McMorgan Client account in the next seven calendar days. This restriction will apply to all Access Persons with respect to all Clients' portfolio activity. Pre-clearance will be limited accordingly.

The CCO or ACO may make an exception to the black-out period set forth in paragraph 1 (ii) above in the event that the contemplated transaction involves
(i) 1,000 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; (ii) 500 shares or less if the market capitalization is less than $5 billion.

      2. Notwithstanding anything expressly stated in the Policy, no Covered Securities may be purchased or sold by any Employee if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a McMorgan Client.

      3. If service as a director of an outside Business Organized for Profit is authorized, securities of such outside entity may be added to the company Restricted List as provided in Section IV.C. of the Code.

      B. Use of Brokerage for Personal or Family Benefit

      No securities trades in which the Employee has a direct or indirect Beneficial Ownership interest may be effected through McMorgan's traders. Employees must effect such trades through their personal broker-dealers. In addition, no Employee may, for direct or indirect personal or a family member's benefit, execute a trade with a broker-dealer by using the influence (implied or stated) of McMorgan or Employee's influence (implied or stated) with McMorgan.

      C. Initial Public Offerings

No Access Person (or Employees who are Registered Representatives) may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering of securities except with the express written prior approval of the CCO or ACO.

      D. Private Placements

No Access Person may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the CCO or ACO. All Access Persons who have obtained prior approval and made an investment in a Private Placement must disclose that investment if that Access Person plays a part in any subsequent consideration of an investment in the issuer by Client accounts. Under such circumstances, McMorgan's decision to purchase securities of the Private Placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

      E. Restricted List

No Employee may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Company's Restricted List.

      F. Maximum Trades and Trade Requests per Quarter

While there is no maximum limitation on the number of trades that an Employee may execute per quarter or trade requests that an Employee may submit per quarter, the Code grants the CCO or ACO the power to impose such a limitation on any Employee if believed to be in the best interest of the Company or its Clients.

      G. Sixty Day Holding Period

No Access Person may profit from the purchase and sale or sale and purchase of the same (or equivalent) security within sixty calendar days. Violations will result in disgorgement of the profit to the Client or to a charity of the Company's choice. Exceptions may be made by the CCO or ACO to accommodate special circumstances.

      H. Investment Clubs

Access Persons and members of their immediate family may not participate in Investment Clubs except that an Access Person or family member may remain as a member of such a Club if that person was a member of the Club prior to the adoption of this Policy and for at least six months before his or her Employment Date. Access Persons or their immediate family members who fall within the two exceptions above may participate in such a Club if (i) the Access Person promptly discloses the membership to the CCO and (ii) directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or ACO, at the addresses provided in Exhibit H hereto. Investment Club transactions will be monitored by the CCO or the ACO, and may be subject to the pre-clearance requirements of Section II hereof, if necessary to prevent abuses of the Code or this Policy.

      I. Exceptions

The restrictions in Sections III.A.1, III.E., III.G. and III.H. above shall not apply with respect to transactions effected in any account which is managed on a discretionary basis by a person other than the Access Person and with respect to which such Access Person does not, in fact, influence or control such transactions and documentation describing the relationship has been submitted to and approved by the CCO.

      XV. RECORD KEEPING AND REPORTING REQUIREMENTS

      A. Personal Record Keeping

Each Employee of McMorgan is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with any applicable requirements of the Policy. Generally, such records would include copies of pre-clearance authorizations, brokerage confirms and brokerage statements, if any. If there is any question as to whether a proposed transaction might involve a possible violation of the Policy, the transaction should be discussed in advance with the CCO or ACO.

      B. Reporting Requirements

            1. Statutory

McMorgan is required under the Investment Advisers Act of 1940, as amended, and the Investment Company Act to keep records of certain transactions in Covered Securities in which its Employees have direct or indirect Beneficial Ownership. Employees should carefully read the definition of Beneficial Ownership in the Code as it is very broad and includes ownership by certain family members. The following reporting requirements have been adopted to enable McMorgan to satisfy these requirements:

      (a) At the time of becoming an Employee, but in no case later than ten
(10) days from the Employment Date, every new Employee (other than an Independent Director of McMorgan) shall submit to the CCO or ACO, a report in substantially the form of Exhibit E ("Employee Initial/Annual Securities Holdings Report and Certification"), disclosing every Covered Security in which that Employee has a direct or indirect Beneficial Ownership interest as of the Employment Date. Employees must also disclose the name of all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Employee has any Beneficial Ownership interest are held.

      (b) At the end of each calendar year, but in no case later than January 30th of the following year, every Employee (other than an Independent Director of McMorgan) shall submit to the CCO or ACO, a report in substantially the form of Exhibit E ("Employee Initial/Annual Securities Holdings Report and Certification"), disclosing every Covered Security in which that Employee has a direct or indirect Beneficial Ownership interest as of year-end. Employees must also disclose the name of all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Employee has any Beneficial Ownership interest are held.

      (c) Every Employee shall file with the CCO or ACO a report in substantially the form of Exhibit F ("Quarterly Report") within 10 days following the end of each calendar quarter. The Quarterly Report must reflect all transactions in any Covered Security in which an Employee has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must state that there were no such transactions in the applicable calendar quarter. Employees must also disclose broker, dealer or bank accounts (where the bank account is used as a brokerage account) opened or closed since the previous quarter. An Employee need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the CCO or ACO with respect to the Employee within the 10 day period, provided that all information required by Exhibit F is in the confirmation or account statements.

      (d) These reporting requirements do not apply to transactions effected for, and Covered Securities held in, any account over which the Employee or Access Person has no direct or indirect influence or control. Filing of duplicate trade confirmations and account statements as described in Section IV.B.3 hereof may, however, be required by the CCO for any account as to which an Employee has any Beneficial Ownership interest if necessary to prevent abuses of the Code or this Policy.

            2. Additional Quarterly Reporting

Each Access Person shall file with the CCO or ACO, as part of the Quarterly Report, the names and affiliations of immediate family members sharing the Access Person's household who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of McMorgan personnel in the discharge of their duties.

            3. Additional Initial and Annual Certifications

Each new Employee shall file with the CCO or ACO in substantially the form of Exhibit C, an initial certification indicating that the Employee has received, read, understood and will comply with the Code. Each Employee shall file annually with the CCO or ACO in substantially the form of Exhibit C, a certification indicating that the Employee has received, read, understood and complied with the Code for the calendar year.

            4. Duplicate Confirmations

Each Access Person shall arrange for prompt filing by the broker, dealer and bank (where the bank account is used as a brokerage account) with the CCO or ACO of duplicate confirmations of all trades of Covered Securities and quarterly account statements. The duplicates shall be mailed to McMorgan at its San Francisco address.

            5. New Accounts

Each Access Person shall promptly notify the CCO or ACO of any new account opened with a broker, dealer or bank (where the bank account is used as a brokerage account). Such notification shall be mailed to McMorgan at its San Francisco address.

      XVI. SANCTIONS AND REVIEW

      A. Sanctions

Upon discovering a violation of the Policy, McMorgan may impose sanctions as it deems appropriate, including, among other sanctions, reversal of any trade, reallocation of trades to Client accounts, fines, disgorgement, or suspension or termination of the employment of the violator. With respect to Clients, profits realized from transactions prohibited by the Policy must be disgorged to the Client if material and necessary to make the Client whole.

      B. Review by CCO

      The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Company's Board, which the CCO will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits. The CCO will provide the annual review to the Board of each mutual fund Client at its next regularly scheduled Board meeting, unless more immediate action is appropriate.

                                    EXHIBIT D

                             MCMORGAN & COMPANY LLC
            REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADING

EMPLOYEE NAME:
              ----------------------------------------------

Broker
                                ----------------------------

Brokerage Account Number
                                ----------------------------

Received By (name/title)
                                ----------------------------

Date Received
                                ----------------------------

- TRADES MUST BE MADE WITHIN THE DAY OF APPROVAL UNLESS ACCESS PERSON IS OTHERWISE NOTIFIED.

                              # OF SHRS,
                              PRINCIPAL       APPROX     SYMBOL OR    PURCHASE (P)     APPROVED/
DATE    NAME OF SECURITY     AMOUNT, ETC.      PRICE      CUSIP #       SALE (S)        DENIED
----    ----------------     ------------      -----      -------       --------        ------















THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:

(a) he/she has no inside information (including information relating to planned securities transactions by McMorgan) relating to the above referenced issuer(s);

(b) there is no conflict of interest in these transactions with respect to Client portfolios (IF A CONFLICT OF INTEREST EXISTS, PLEASE CONTACT THE COMPLIANCE DEPARTMENT IMMEDIATELY); and

(c)   these securities are not initial public offerings or private placements.


      Approved: [ ]        Date:
                                 ----------
                                                 -------------------------------
                                                               ACO
      Denied:   [ ]

                                                 -------------------------------
                                                               CCO

                                    EXHIBIT E

      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION


Statement to McMorgan & Company LLC by
                                       -----------------------------------------
                                              (Please print your full name)*

Date of Becoming an Employee:**                             (Initial Report)
                                ----------------------------

December 31, 200   (Annual Report)
                ---

As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Access Persons or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE MCMORGAN & COMPANY LLC CODE OF ETHICS

IN LIEU OF AN EMPLOYEE LISTING ON THIS FORM EACH SECURITY HELD AS OF YEAR-END, HE/SHE MAY ATTACH AS AN EXHIBIT TO THIS DOCUMENT, AN ANNUAL STATEMENT(S) FOR EVERY BANK OR BROKERAGE ACCOUNT AS TO WHICH THE EMPLOYEE HAS A BENEFICIAL OWNERSHIP INTEREST IN SECURITIES. NOTWITHSTANDING THIS ACCOMMODATION, IT IS THE EMPLOYEE'S SOLE RESPONSIBILITY TO ENSURE THAT THE INFORMATION REFLECTED IN THAT STATEMENT(S) IS ACCURATE AND COMPLETELY DISCLOSES ALL RELEVANT SECURITIES HOLDINGS.

This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

                                   SECURITIES

                                                                                      NATURE OF INTEREST
                     BROKER, DEALER OR BANK            NO. OF SHARES           (DIRECT OWNERSHIP, FAMILY MEMBER,
NAME OF SECURITY       WHERE SECURITY HELD         AND PRINCIPAL AMOUNT                 CONTROL, ETC.)
----------------       -------------------         --------------------                 --------------






      Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit ("Securities Account") as of the date appearing above.

----------

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

----------

**    Please see the definition of Employee in the McMorgan & Company LLC Code.

                                    ACCOUNTS

NAME OF BROKER, DEALER OR BANK WITH
      WHICH ACCOUNT IS HELD                DATE ACCOUNT ESTABLISHED     ACCOUNT NUMBER
      ---------------------                ------------------------     --------------






Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit ("Securities Account") as of the date appearing above.

I CERTIFY THAT THE SECURITIES LISTED ABOVE ARE THE ONLY COVERED SECURITIES IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I FURTHER CERTIFY THAT THE ACCOUNTS LISTED ABOVE ARE THE ONLY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.



Employee Signature:
                   -----------------------------------------

Date of Submission:
                   -----------------------------------------

Received By (Name/Title):
                         -----------------------------------

Signature:
          --------------------------------------------------

Date Received:
              ----------------------------------------------

Reviewed By (Name/Title):
                         -----------------------------------

Signature:
          --------------------------------------------------

Date Reviewed:
              ----------------------------------------------


COMMENTS:

                                    EXHIBIT F



                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS


Statement to McMorgan & Company LLC by
                                      ------------------------------------------
                                              (Please print your full name)

For the Calendar quarter ended
                               -------------------------

As of the date appearing above, the following are each and every transaction in a Covered Security in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same house-hold, including any account in which the Access Person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE MCMORGAN & COMPANY LLC CODE OF ETHICS.

This report need not disclose transactions in Covered Securities in any account over which the Access Person has no direct influence or control.


            Amount (No. of
              Shares or      Interest Rate/                    Nature of                    Nature of Interest        Firm Through
  Name of     Principal     Maturity Date (if   Trade         Transaction                   (Direct Ownership,     Which Transaction
 Security      Amount)         applicable)       Date    (Purchase, Sale, Etc.)   Price   Spouse, Control, etc.)      Was Effected
 --------      -------         -----------       ----    ----------------------   -----   ----------------------      ------------






If no transactions in Covered Securities occurred,
please insert "NONE" here:
                          -----------------

Since the prior Quarterly Report, I have opened or closed the following accounts in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit:


Firm         Account Name and Number    Date Opened     Opened/Closed
----         -----------------------    -----------     -------------






In connection with any purchases or sales of securities for Clients during the quarter, I disclosed to McMorgan & Company LLC any material interests in my Covered Securities which might reasonably have been expected to involve a conflict with the interests of Clients. Also, I have disclosed all my Covered Securities holdings to McMorgan & Company LLC.

The names and affiliations of family members (see above) who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of McMorgan personnel in the discharge of their duties are as follows:

          Names                         Affiliations
          -----                         ------------







Date of Submission:
                   -----------------------------------------

Employee Signature:
                   -----------------------------------------

                                    EXHIBIT H


    ADDRESS(ES) TO WHICH EMPLOYEE'S DUPLICATE BROKER CONFIRMATIONS/STATEMENTS
                  SHOULD BE SENT BASED ON GEOGRAPHIC LOCATION.



NYLIM - PARSIPPANY, NYL BENEFIT SERVICES AND NYLIM FIELD OFFICES:
---------------------------------------------------------------------------
New York Life Investment Management LLC
169 Lackawanna Avenue
PO Box 424
Parsippany, New Jersey, 07054-0424
Attn: NYLIM Compliance Department


NYLIM - NEW YORK HOME OFFICE, 51 MADISON AVE. AND REAL ESTATE FIELD OFFICES
---------------------------------------------------------------------------
Scott Russell - NYLIM Compliance Department
Madison Square Station
P.O. Box  729
New York, New York  10010


NYLIM - 470 PARK AVENUE, NY, NY (VALUATION METRICS)
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Sigrid Hess
New York Life Investment Management
470 Park Avenue
New York, New York  10016